Exhibit 4.2(e)

AMENDMENT NO. 5 dated as of December 1,
2006 (this “Amendment”) to the LOAN AND
SECURITY AGREEMENT dated as of July 15,
2003, as amended by Amendment No. 1 dated as of
March 16, 2004, Amendment No. 2 dated as of
August 3, 2004, Waiver and Amendment No. 3
dated as of September 8, 2004 and Amendment No.
4 dated as of June 30, 2006 (as the same may be
further amended, supplemented or otherwise
modified, renewed or replaced from time to time,
the “Credit Agreement”), by and among BELAIR
CAPITAL FUND LLC, a Massachusetts limited
liability company (the “Borrower”), the Lenders
referred to therein, Merrill Lynch Mortgage Capital,
Inc., a Delaware corporation, as agent (the
“Agent”), and Merrill Lynch Capital Services, Inc.,
a Delaware corporation (the “Swap Provider”).

INTRODUCTORY STATEMENT

     On July 15, 2003, the Borrower, the Lenders, the Agent and the Swap Provider entered into the Credit Agreement pursuant to which the Lenders made available to the Borrower a revolving credit facility in the aggregate principal amount of $100,000,000 and, inter alia, on June 30, 2006 the Lenders agreed to decrease the amount of the revolving credit facility by $45,000,000 to an aggregate principal amount of $55,000,000.

     On or about the date hereof the Borrower intends to make a capital contribution and/or a loan to Belair Real Estate Corporation, a Delaware corporation and a subsidiary of the Borrower (“BRC”), which such capital contribution and/or loan proceeds will be used by BRC to make a capital contribution and/or a loan to Bel Scudders 3 LLC, a Delaware limited liability company and a subsidiary of BRC (the “New Subsidiary”) organized for the purpose of acquiring certain commercial real estate.

     In order to make the necessary funds available for such capital contribution and/or loan the Borrower has requested that the Lenders temporarily increase the amount available under the revolving credit facility by $50,000,000 to an aggregate principal amount of $105,000,000.

     The Borrower has also requested and the Required Lenders have agreed, subject to the terms and conditions of this Amendment, to amend certain provisions of the Credit Agreement, as set forth herein.

     Accordingly, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

     SECTION 1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings given them in the Credit Agreement.

1

1-NY/2112695.2

SECTION 2. Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement is hereby amended as of the Effective Date (as defined in Section 4 hereof), as follows:

(A) Article 1 of the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety to read as follows:

“‘Applicable Margin’ shall mean 0.38%; provided, however, that with respect to that portion, if any, of the outstanding principal amount of all Loans hereunder which exceeds $55,000,000, the term “Applicable Margin” shall mean 1.00% .”

“‘Maximum Loan Amount’ shall mean $105,000,000; provided, however, that as of the earlier to occur of (i) the prepayment of the Loans pursuant to Section 2.7(b) or (ii)
February 28, 2007, the “Maximum Loan Amount” shall mean $55,000,000.”

(B) Article 1 of the Credit Agreement is hereby amended by adding the following definitions in their proper alphabetical order to read as follows:

“ ‘New Subsidiary’ shall mean Bel Scudders 3 LLC, a Delaware limited liability company and a subsidiary of BRC organized for the purpose of acquiring certain commercial real estate.”

“‘Property Debt Financing’ shall have the meaning set forth in Section 7.17 hereof.”

(C) Article 1 of the Credit Agreement is hereby amended by deleting the following definitions “JV”, “Keystone Debt Financing” and “Six Rivers” in their entirety.

(D) Section 2.7 of the Credit Agreement is hereby amended in its entirety to read as follows:

2.7 Repayment and Termination. (a) The Borrower shall repay the outstanding principal amount of all Loans on the Maturity Date.

(b) Upon the earlier to occur of (i) the Property Debt Financing or (ii)
February 28, 2007 the Borrower shall immediately prepay the outstanding principal amount of the Loans in excess of $55,000,000, so that, after giving effect to such prepayment, the aggregate principal amount of the Loans outstanding will be equal to or less than $55,000,000.

(E) Section 7.17 of the Credit Agreement is hereby amended in its entirety to read as follows:

7.17 Property Debt Financing. The Borrower shall use its best efforts to cause
BRC or the New Subsidiary to obtain and effectuate debt financing which complies with the requirements of Section 8. 1(vi) with net proceeds in an amount equal to or greater than $50,000,000 (the “Property Debt Financing”) prior to January 1, 2007. Upon the

2

1-NY/2112695.2

occurrence of the Property Debt Financing, all or a portion of the proceeds of the Property Debt Financing shall be used by the Borrower to prepay the Loans in accordance with Section 2.7(b) . In the event the Borrower is unable to obtain and effectuate the Property Debt Financing (and make the corresponding prepayment required by Section 2.7(b)) by January 1, 2007, the Borrower shall provide the Agent with written notice thereof prior to January 1, 2007 and shall continue to use its best efforts to obtain and effectuate the Property Debt Financing by February 28, 2007.

     (F) The introductory sentence in Article 8 of the Credit Agreement is hereby amended in its entirety to read as follows:

     “Until this Agreement has terminated and all Obligations have been indefeasibly paid in full, the Borrower will not and it will not allow its subsidiaries (including, without limitation, BRC), and, at any time prior to the prepayment of the Loans by the Borrower in accordance with Section 2.7(b), the New Subsidiary, to:”

     (G) Clauses (vi) and (vii) of Section 8.1 of the Credit Agreement are hereby amended in their entirety to read as follows:

     ”, (vi) Indebtedness of the New Subsidiary which will be used to prepay the outstanding principal amount of the Loans in excess of $55,000,000 immediately upon the incurrence of such Indebtedness, provided that such Indebtedness is without recourse to the Borrower and BRC except to the extent of a so-called “bad boy” guaranty by the Borrower or BRC on terms and conditions consistent with the past practice of the Borrower and similar entities advised by the Investment Advisor or an Affiliate thereof and (vii) Indebtedness of BRC to the Borrower and the New Subsidiary to BRC which will be used by BRC to make a capital contribution and/or a loan to the New Subsidiary to be used by the New Subsidiary to acquire certain commercial real estate.”

     (H) Clause (viii) of Section 8.2 of the Credit Agreement is hereby amended in its entirety to read as follows:

     “(viii) Liens on assets of the New Subsidiary in respect of Indebtedness permitted under Section 8.1(vi) .”

     (I) Section 8.9 of the Credit Agreement is hereby amended in its entirety to read as follows:

     “8.9 Limitation on Restriction on Subsidiary Dividends and Other Distributions, etc. Create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of (1) BRC to (a) pay dividends or make any other interest or participation in its profits owned by the Borrower other than such restrictions as are set forth in BRC’s certificate of incorporation or BRC’s Certificate of Designation of Class A preferred stock, or pay any indebtedness owed to the Borrower, (b) make loans or advances to the Borrower, or (c) transfer any of its properties or assets to the Borrower and (2) at any time prior to the prepayment of the Loans by the Borrower in accordance with Section 2.7(b), the New Subsidiary to pay dividends, or pay any

3

1-NY/2112695.2

indebtedness owed to BRC by the New Subsidiary.”

     (J) Schedule 1.1 to the Credit Agreement is hereby amended by deleting the figure “$55,000,000” and inserting the figure “$105,000,000” in lieu thereof; provided, however, that as of the earlier to occur of (i) the prepayment of the Loans pursuant to Section 2.7(b) or (ii) February 28, 2007, the figure “105,000,000” shall be replaced with the figure “$55,000,000.”

     SECTION 3. Representations and Warranties. The Borrower hereby represents and warrants that:

     (A) after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent that any such representations and warranties specifically relate to an earlier date); and

     (B) after giving effect to this Amendment, no Event of Default or Default will have occurred and be continuing on and as of the date hereof.

     SECTION 4. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction in full of each of the conditions precedent set forth in this Section 4 (the date on which all such conditions have been satisfied being herein called the “Effective Date”):

     (A) the Agent shall have received executed counterparts of this Amendment which, when taken together, bear the signatures of the Required Lenders and the Borrower;

     (B) the Agent shall have received a new Note (the “Replacement Note”) duly executed on behalf of the Borrower in an aggregate principal amount of $105,000,000 to be exchanged for and replace the prior Note (the “Original Note”) delivered by the Borrower in an aggregate principal amount of $55,000,000;

	(C)	the Borrower shall have received from the Agent the Original Note for cancellation;
	(D)	the Agent shall have received the written opinion of counsel to the

Borrower, dated the date hereof and addressed to the Agent, in form and substance satisfactory to counsel to the Agent;

     (E) the Agent shall have received such other documents as the Agent may reasonably request; and

     (F) all legal matters incident to this Amendment shall be satisfactory to counsel to the Agent.

     SECTION 5. Expenses. Notwithstanding anything to the contrary contained in the Credit Agreement, the Borrower agrees to pay eighty (80%) of all reasonable expenses incurred by the Agent and the Lenders in connection with, or growing out of, the negotiation, preparation,

4

1-NY/2112695.2

execution and delivery of this Amendment and any other documentation contemplated hereby, including, but not limited to, the reasonable fees and disbursements of any counsel for the Agent and the Lenders.

SECTION 6. Miscellaneous.

(A) Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with the original terms thereof.

(B) The amendments herein contained are limited specifically to the matters set forth above and do not constitute directly or by implication an amendment or waiver of any other provision of the Credit Agreement or any default which may occur or may have occurred under the Credit Agreement.

(C) This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same instrument.

(D) This Amendment shall constitute a Fundamental Document.

(E) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

5

1-NY/2112695.2

     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first written above.

Borrower:
BELAIR CAPITAL FUND LLC, as Borrower
By:	EATON VANCE MANAGEMENT, as
Manager
By: /s/ Andrew Frenette
Name:	Andrew Frenette
Title:	Vice President
Address:	The Eaton Vance Building
255 State Street
Boston, Massachusetts 02109
Telephone No.: (617) 482-8260
Telecopier No.: (617) 482 3836

6

1-NY/2112695.2

Lenders:
MERRILL LYNCH MORTGAGE CAPITAL,
INC., individually and as Agent
By:	/s/ Joshua A. Green
Name:	Joshua A. Green
Title:	Vice President
Address:	4 World Financial Center
10th Floor
New York, New York 10080
Telephone No.: (212) 449-7330
Telecopier No.: (212) 449-6673

7

Swap Provider:
MERRILL LYNCH CAPITAL SERVICES, INC.,
as Swap Provider
By:	/s/ Joshua A. Green
Name:	Joshua A. Green
Title:	Vice President
Address:	4 World Financial Center
12th Floor
New York, New York 10080
Telephone No.: (212)449-8169
Telecopier No.: (212) 449-6993

8